Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement on Form F-1 No. 333-205539 of our report dated May 12, 2015, relating to the financial statements of GenSight Biologics S.A., appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Associés

Represented by Dominique Valette
Neuilly-sur-Seine, France
August 7, 2015